EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                               CROWELL & CO., INC.

                                                              Year ended December 31,
                                                           ---------------------------
                                                               1998            1997
                                                           -----------     -----------
NET LOSS                                                   $   173,069     $   (27,180)

PREFERRED STOCK DIVIDENDS                                      (80,952)        (80,952)
                                                           -----------     -----------

         NET LOSS APPLICABLE TO COMMON SHAREHOLDERS        $    92,117     $  (108,132)
                                                           ===========     ===========

EARNINGS PER COMMON SHARE:
   Weighted average number of common shares outstanding      2,520,835       2,520,835
   Primary earnings per share
      loss from continuing operations                      $       .04     $      (.02)
      Income from discontinued operations                           --            (.03)
                                                           -----------     -----------

         NET LOSS PER COMMON SHARE                         $       .04     $      (.05)
                                                           ===========     ===========